EXHIBIT 1

PG&E CORPORATION

RETIREMENT SAVINGS PLAN

FINANCIAL STATEMENTS

AND SUPPLEMENTAL SCHEDULE

TOGETHER WITH REPORT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

YEARS ENDED DECEMBER 31, 2008 AND 2007

MORRIS, DAVIS AND CHAN LLP
Certified Public Accountants

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Statements of Net Assets Available for Benefits	2

Statements of Changes in Net Assets Available for Benefits	3

Notes to the Financial Statements	4-14

SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 2008

Form 5500, Schedule H, Part IV, Line 4i – Schedule of Assets Held for Investment Purposes	15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee
PG&E Corporation and Participants of
PG&E Corporation Retirement Savings Plan

We have audited the accompanying statement of net assets available for benefits of PG&E Corporation Retirement Savings Plan (the Plan) as of December 31, 2008 and the related statement of changes in net assets available for benefits for the year then ended.  These financial statements are the responsibility of the Plan’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  The financial statements of the Plan as of December 31, 2007 were audited by other auditors whose report dated June 26, 2008 expressed an unqualified opinion on these statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2008, and the changes in net assets available for benefits for the year then ended in conformity with U.S. generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole.  The accompanying supplemental schedule of assets as of December 31, 2008 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  The supplemental schedule is the responsibility of the Plan’s management.  The supplemental schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Morris, Davis and Chan LLP

Oakland, California
June 24, 2009

1

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	As of December 31,
	2008	2007
ASSETS
Plan interest in Master Trust investments, at fair value	$1,664,850	$2,354,675
Participant loans (1,784 and 1,861 loans outstanding in 2008 and 2007, respectively, and interest rates ranging from 5.0% to 10.5% in both years)	19,263	18,836
Total investments, at fair value	1,684,113	2,373,511
LIABILITIES
Administrative expenses payable	12	-
Net assets reflecting all investments at fair value	1,684,101	2,373,511
Adjustment from fair value to contract value for fully benefit-responsive investment contracts (Note 2)	28,895	1,406
NET ASSETS AVAILABLE FOR BENEFITS	$1,712,996	$2,374,917

See accompanying Notes to the Financial Statements.

2

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	Year ended December 31,
	2008	2007
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment (Loss) Income:
Plan interest in Master Trust investment (loss) income	$(484,767)	$114,573
Contributions:
Employer	24,027	24,675
Participant	72,197	74,947
Total contributions	96,224	99,622
Total additions, net	(388,543)	214,195
DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	143,263	176,518
Administrative expenses	239	211
Total deductions	143,502	176,729
NET (DECREASE) INCREASE BEFORE ASSET TRANSFERS	(532,045)	37,466
Asset transfers, net	(129,876)	(29,276)
NET (DECREASE) INCREASE	(661,921)	8,190
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	2,374,917	2,366,727
End of year	$1,712,996	$2,374,917

See accompanying Notes to the Financial Statements.

3

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

1.      DESCRIPTION OF PLAN

The following is a brief description of the PG&E Corporation Retirement Savings Plan (“RSP” or the “Plan”).  The RSP Plan document (“Plan Document”) provides a more complete description of the RSP’s provisions.

General - The RSP is a defined contribution plan covering non-union represented employees of PG&E Corporation and all companies owned by PG&E Corporation (collectively, “PG&E Corporation Group”), as designated by the Employee Benefit Committee (“EBC”).  The RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the administration and financial management of affiliated company employee benefit plans. The EBC provides corporate governance and administrative oversight of the RSP.  The EBC retains Fidelity Management Trust Company as the Trustee of the RSP (“Trustee”).

The RSP participates with the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (“Union RSP”), in the PG&E Corporation Retirement Savings Plan Master Trust (“Master Trust”), which holds the investment assets of both plans.  The accompanying financial statements present the assets and liabilities of the RSP only.

Eligibility - Non-union represented employees of the PG&E Corporation Group are eligible to participate in the RSP.

Contributions - Participating employees may elect to contribute, through payroll deductions, from 1 to 20 percent of their covered compensation, as defined in the Plan Document (“Covered Compensation”).  Participating employees’ Covered Compensation for purposes of the RSP is limited by the Internal Revenue Code (the “Code”) to $230,000 for the 2008 plan year and $225,000 for the 2007 plan year.  These elective contributions can be on a pre-tax basis, on an after-tax basis, or on a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the RSP.  Pre-tax contributions, earnings on pre-tax and after-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the RSP, as set forth by the regulations in the Code.

As provided by the Code, participant pre-tax contributions may not exceed $15,500 for the 2008 and 2007 plan years.  All RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant’s Covered Compensation or $46,000 for the 2008 plan year and $45,000 for the 2007 plan year.  In addition, as provided by the Code, participants age 50 and older are permitted to make an additional catch-up deferral contribution of between 1 and 20 percent of the participant’s Covered Compensation on a pre-tax basis up to a maximum of $5,000 for the 2008 and 2007 plan years.

4

There are two types of employer contributions under the RSP - matching employer contributions and basic employer contributions:

-
Participants who are not accruing service under a defined benefit retirement plan receive a “basic employer contribution” of 5 percent of Covered Compensation plus, after one year of service, a “matching employer contribution” of 100 percent of their elective employee contributions up to 5 percent of Covered Compensation.

-
Participants who are accruing service under a defined benefit retirement plan do not receive a basic employer contribution.  Such participants receive “matching employer contributions” of 75 percent of their elective employee contributions up to 3 percent of Covered Compensation for employees with 1 to 3 years of service and up to 6 percent of Covered Compensation for employees with 3 or more years of service.

Participant Accounts - Individual accounts are maintained for each participant in the RSP and each account is credited with the participant’s employee elective contributions, employer contributions, and an allocation of the net investment income and certain investment management fees of the Master Trust.  Allocations of net investment income and fees are based on participant account balances as defined in the Plan Document.

Vesting - Employer and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - The EBC is responsible for the selection of the RSP’s investment fund managers and the selection of the range of investment options.  Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds’ day-to-day investment operations.  Individual participants designate the way in which their contributions are invested and may generally change their investment designation at any time.  Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account.  The RSP also offers participants a broad array of approximately 200 mutual fund options that represent a variety of investment management styles and categories from more than 30 investment companies.  In addition, the RSP offers participants an option of investing in common/collective trusts.

The RSP also contains an Employee Stock Ownership Plan.  This enables the RSP to pay any dividends when declared on the PG&E Corporation Stock Fund directly to participants. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Participant Loans - Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant’s account balance.  Loans for general purposes have terms ranging up to 5 years and loans for the purchase of a primary residence have terms ranging up to 15 years.  The loans are secured by the balance in the participant’s account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested.  The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions and are returned to the participant’s account.  Participants may have up to 3 outstanding loans at any time.

Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant’s account balance.  The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later.  Participants may also elect to roll all or a portion of their account balances into another qualified plan or account.  Participants whose account balance is $1,000 or less must take a lump-sum distribution of their account balance.  Participants whose account balance is $5,000 or less must either take a lump-sum distribution or rollover their account balance to another qualified plan or IRA.  In the event of a participant’s death, the participant’s beneficiaries will receive the value of the participant’s account balance in a lump-sum payment, except as provided in the Plan Document.  Participants must begin taking minimum distributions from the RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

5

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee.  Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses - Certain costs of administering the RSP, including recordkeeping fees and certain expenses of the Trustee, are shared by the participating companies of the PG&E Corporation Group.  Investment management fees are paid by participants and reduce the investment return reported.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to the participant’s account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised.  The Trustee is not permitted to vote any share for which a participant has not given instructions.  However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the RSP participants and beneficiaries.

Plan Termination - The Board of Directors of PG&E Corporation reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA.  In the event the RSP is terminated, participants will receive full payment of the balance in their accounts.  No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

New Accounting Pronouncement - In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”  SFAS No. 157 also establishes a framework for measuring fair value and provides for expanded disclosures about fair value measurements.  SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 (see Note 4 below).

Fully Benefit-Responsive Investments - As described in Financial Accounting Standards Board Staff Position AAG INV-1 and SOP 94-4-1, which amends SOP 94-4, “Reporting of Fully Benefit-Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined Contribution Health and Welfare and Pension Plans” (“FSP”), investment contracts held by a defined contribution plan are required to be reported at fair value.  Contract value, however, is the relevant measurement attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the RSP.  The RSP’s Statements of Net Assets Available for Benefits present the fully benefit-responsive investment contracts at fair value and an adjustment to reflect the contract value.

The investments in the Master Trust have been analyzed to determine if they meet the specified criteria included in the FSP to be considered fully benefit-responsive.  The RSP Stable Value Fund (the “Fund”) was determined to meet the criteria (see Note 5 below).

Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies.  Actual results could differ from these estimates.

Investment Valuation and Income Recognition - A participant’s interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The RSP’s investments (except for the Fund and Participant Loans) are stated at fair value based on published market quotations.  Fair value for participating units is determined by quoted prices in active markets on the last business day of the plan year.  The RSP values investments in the Fund at contract value after the adjustment from fair market value.  Participant loans are valued at amortized cost, which approximates fair value.

Certain RSP investment funds are composed of portfolios of stock and bond funds.  The portfolios are rebalanced daily based on the funds’ desired investment strategies.  The RSP’s investments essentially matched their target mixes as of December 31, 2008 and 2007.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the RSP are allocated to the participant’s account each day based upon the account’s proportional share of the fund balance.

Interest income is recognized as it is earned.  Dividends are recorded on the ex-dividend date. Net appreciation or depreciation in the fair value of the RSP’s investments consists of: (1) the net change in unrealized appreciation or depreciation on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis.  Realized gains and losses from security transactions are reported on the average cost basis.

6

Financial Investments with Off-Balance Sheet Risk - The EBC adopted a “Position Statement on Risk Management” that applies to the Master Trust.  This statement recognizes that guidelines for certain plan investment managers allow the use of derivative instruments to achieve investment objectives.  It is the investment manager’s responsibility to understand the potential impact of derivatives on the total portfolio under various market risk scenarios, and to comply with these guidelines.  As with other marketable securities, all derivatives are in the custody of the Trustee and are valued daily.  As of and during the years ended December 31, 2008 and 2007, the RSP and the Master Trust held no direct investments in derivative instruments.

Payment of Benefits - Benefit payments to participants are recorded upon distribution.  There were no amounts allocated to the accounts of the participants who had elected to withdraw from the RSP but had not been paid at December 31, 2008 and 2007, respectively.

Reclassifications - Certain amounts in the prior year financial statements and notes have been reclassified to conform to current year presentation.

3.	MASTER TRUST INVESTMENTS

The RSP’s investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds.  These RSP investment funds consist of various underlying investments.

The RSP utilizes various investment instruments, including mutual funds and common stock.  Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility.  Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

The total Master Trust investments by major category and the RSP’s total share of these investments based on participant account balances are as follows:

	As of December 31,
(in thousands)	2008	2007
Mutual funds	$642,437	$1,076,203
Employer stock fund	1,093,739	1,203,651
Common/collective trusts	1,067,592	1,683,709
Fully benefit-responsive investment contracts	896,498	845,704
Investments at fair value	3,700,266	4,809,267
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	69,314	3,073
Total Master Trust investments	$3,769,580	$4,812,340
Total Master Trust investments by plan:
RSP	$1,693,745	$2,356,081
Union RSP	2,075,835	2,456,259
Total all plans	$3,769,580	$4,812,340

The net investment (loss) income of the Master Trust by major category and the RSP’s total share of this net investment (loss) income based on participant account balances are as follows:

	Year ended December 31,
(in thousands)	2008	2007
Net (depreciation) appreciation in fair value of investments:
Mutual funds	$(427,289)	$37,784
Employer stock fund	(111,600)	(104,723)
Common/collective trusts	(514,501)	101,981
Net (depreciation) appreciation in fair value of investments	(1,053,390)	35,042
Net appreciation in contract value of fully benefit-responsive investment contracts	40,104	26,030
Dividends	66,498	116,452
Other investment income	4,642	4,047
Total Master Trust investment (loss) income	$(942,146)	$181,571
Total Master Trust investment (loss) income by plan:
RSP	$(484,767)	$114,573
Union RSP	(457,379)	66,998
Total all plans	$(942,146)	$181,571

7

The following investments held by the Plan through the Master Trust represent 5% or more of the Plan’s net assets at December 31, 2008 and 2007:

	Year ended December 31,
(in thousands)	2008	2007
PG&E Corporation Stock Fund	$400,320	$445,431
RSP Large Company Stock Index Fund	267,821	476,757
RSP Stable Value Fund	402,618	388,420

4.	FAIR VALUE MEASUREMENTS

On January 1, 2008, the RSP adopted the provisions of SFAS No. 157, which defines fair value measurements and implements a hierarchical disclosure requirement.

SFAS No. 157 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date,” or the “exit price.”  Accordingly, an entity must now determine the fair value of an asset or liability based on the assumptions that market participants would use in pricing the asset or liability, not those of the reporting entity itself.  The identification of market participant assumptions provides a basis for determining what inputs are to be used for pricing each asset or liability.  Additionally, SFAS No. 157 establishes a fair value hierarchy which gives precedence to fair value measurements calculated using observable inputs to those using unobservable inputs.  Accordingly, the following levels were established for each input:

Level 1 :  “Inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.”

Level 2 :  “Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.”

Level 3 :  “Unobservable inputs for the asset or liability.”  These are inputs for which there is no market data available, or observable inputs that are adjusted using Level 3 assumptions.

The following table sets forth the fair value hierarchy by level of the recurring fair value of financial instruments as of December 31, 2008.  The financial instruments are classified based on the lowest level of input that is significant to the fair value measurement.  The assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

The fair value measurements of the financial instruments as of December 31, 2008, are as follows:

(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Mutual funds	$642,437	$-	$-	$642,437
Employer stock fund	-	-	1,093,739	1,093,739
Common/collective trusts	-	-	1,067,592	1,067,592
Fully benefit-responsive investment contracts	-	-	896,498	896,498
Total Master Trust Investments, at Fair Value	$642,437	$-	$3,057,829	$3,700,266

Non-Master Trust Investments:
Participant loans	$-	$-	$19,263	$19,263

8

The fair value measurements incorporate various factors required under SFAS No. 157 such as the credit standing of the counterparties involved, the applicable exit market, and specific risks inherent in the financial instrument.

The following is the description of the valuation methodologies used for the financial instruments at fair value:

•	Mutual funds are generally valued based on unadjusted prices in active markets for identical transactions. They are actively traded on a public exchange and are therefore considered Level 1 assets.

•
The employer stock fund, common/collective trusts, and the fully benefit-responsive investment contracts are generally stated at estimated fair value as determined by the issuer based on the unit values of the funds.  Unit values are determined by dividing the fund’s net assets, which represent the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date.

•	Participant loans are valued at amortized cost.

Because access to the employer stock fund, common/collective trusts, fully benefit-responsive investment contracts, and participant loans is restricted and the funds are not traded on an active exchange, they are considered Level 3 assets.

Level 3 Rollfoward

The following tables are reconciliations of changes in fair value of financial instruments for the year ended December 31, 2008 that have been classified as Level 3 in the fair value hierarchy:

(in thousands)	Employer Stock Fund	Common/ Collective Trusts	Fully Benefit-Responsive Investment Contracts	Total
Balance at January 1, 2008	$1,203,651	$1,683,709	$845,704	$3,733,064
Realized gains (losses)	25,115	38,893	17,229	81,237
Unrealized gains (losses)	(136,715)	(553,394)	22,875	(667,234)
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	-	-	(66,241)	(66,241)
Purchases and settlements	1,688	(101,616)	76,931	(22,997)
Transfers in/out of Level 3	-	-	-	-
Balance at December 31, 2008	$1,093,739	$1,067,592	$896,498	$3,057,829

(in thousands)	Participant Loans
Balance at January 1, 2008	$18,836
Purchases and settlements	427
Balance at December 31, 2008	$19,263

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5.	RSP STABLE VALUE FUND

The Master Trust holds investments in the Fund.  The key objectives of the Fund are to provide preservation of principal, earn a reasonable interest crediting rate, and provide daily liquidity at contract value for participant withdrawals and transfers in accordance with the provisions of the Plan.

To accomplish these objectives, the Fund invests primarily in synthetic guaranteed investment contracts (“synthetic GICs”).  Under the synthetic GICs structure, the Fund purchases wrapper contracts (“contracts”) primarily from insurance companies or other financial services institutions.  The underlying investments in the contracts are owned by the Fund and held in trust for the plan participants.  The realized and unrealized gains and losses on the underlying investments are amortized over the investments’ terms by adjustments to the future interest crediting rate, which is the rate earned by participants in the Fund for the underlying investments.

The future interest crediting rates for the contracts are affected by the level of market interest rates, the amount and timing of participant contributions, transfers and withdrawals, investment returns generated by the underlying investments, and the duration of the underlying investments.  The issuer of the contracts provides assurance that adjustments to the interest crediting rate do not result in a future interest crediting rate that is less than zero.

The interest crediting rate is the guaranteed rate of return and is reset on a quarterly basis.  The gains and losses in the market value of the underlying investments relative to the contracts’ value are presented in the RSP’s Statements of Net Assets Available for Benefits as the “Adjustment from fair value to contract value for fully benefit-responsive investment contracts.”  The contracts provide for a minimum interest crediting rate of zero percent.

The following table provides a summary of the average yield of the synthetic GICs in the Master Trust at December 31, 2008 and 2007:

	Year ended December 31,
	2008	2007
Based on actual earnings (1)	5.93%	5.50%
Based on interest rate credited to participants (2)	3.87%	4.73%

(1) Computed by dividing the annualized one-day actual earnings of the Fund on the last day of the plan year by the fair value of the investments of the Fund on the same date.
(2) Computed by dividing the annualized one-day earnings credited to participants in the Fund on the last day of the plan year by the fair value of the investments of the Fund on the same date.

The events that would require the contracts to be withdrawn at fair value rather than contract value include termination of the RSP, a material adverse change to the provisions of the RSP, the investment manager or participant election to withdraw from a contract in order to replace the Fund with a different investment option, or failure of a successor plan's terms (in the event of the spin-off or sale of a division) to meet the contract issuer’s underwriting criteria for issuance of an identical contract.  The events described above, which could result in the payment of benefits at market value rather than contract value, are not probable of occurring in the foreseeable future.

Events that would permit the issuer to terminate a contract upon short notice include the RSP’s loss of its qualified status, unresolved material breaches of responsibilities, or material adverse changes to the provisions of the RSP.  If one of these events was to occur, the contract issuer could terminate at the market value of the underlying investments.

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The RSP Stable Value Fund is comprised of the following contracts and underlying investments at December 31, 2008:

(in thousands)	Major Credit Ratings	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 04-022 Contract
Target 2 Fund		$71,285
Target 5 Fund		21,036
Intermediate Core Fund		42,579
Total	AAA/Aaa	134,900	$553	$11,537
ING Life & Annuity 60110 Contract
Target 2 Fund		42,573
Target 5 Fund		71,276
Intermediate Core Fund		21,034
Total	AAA/Aaa	134,883	191	11,535
NATIXIS Financial Products – CDC 1149-02 Contract
Target 2 Fund		71,397
Target 5 Fund		21,069
Intermediate Core Fund		42,645
Total	AAA/Aaa	135,111	-	11,555
Monumental MDA00819TR Contract
Target 2 Fund		71,459
Target 5 Fund		21,088
Intermediate Core Fund		42,683
Total	AAA/Aaa	135,230	320	11,565
State Street Bank 103094 Contract
Target 2 Fund		71,405
Target 5 Fund		21,072
Intermediate Core Fund		42,651
Total	AAA/Aaa	135,128	119	11,557
JP Morgan – APGE01 Contract
Target 2 Fund		71,459
Target 5 Fund		21,088
Intermediate Core Fund		42,683
Total	AAA/Aaa	135,230	383	11,565
Short-term investments	AAA/Aaa	84,450	-	-
TOTAL		$894,932	$1,566	$69,314

RSP		$373,070	$653	$28,895
Union RSP		521,862	913	40,419
Total all plans		$894,932	$1,566	$69,314

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The RSP Stable Value Fund is comprised of the following contracts and underlying investments at December 31, 2007:

(in thousands)	Major Credit Ratings	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 04-022 Contract
Target 2 Fund		$70,807
Target 5 Fund		21,925
Intermediate Core Fund		42,320
Total	AAA/Aaa	135,052	$-	$512
ING Life & Annuity 60110 Contract
Target 2 Fund		70,806
Target 5 Fund		21,925
Intermediate Core Fund		42,320
Total	AAA/Aaa	135,051	-	513
NATIXIS Financial Products – CDC 1149-02 Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
Monumental MDA00819TR Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
State Street Bank 103094 Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
UBS AG 5183 Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
Short-term investments	AAA/Aaa	35,281	-	-
TOTAL		$845,704	$-	$3,073

RSP		$387,014	$-	$1,406
Union RSP		458,690	-	1,667
Total all plans		$845,704	$-	$3,073

12

6.	RELATED-PARTY TRANSACTIONS

Certain RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee.  The RSP also invests in PG&E Corporation common stock.  These transactions qualify as party-in-interest transactions under ERISA.

The party-in-interest transactions for the RSP comprised the following investments:

(in thousands)	Year ended December 31,
	2008	2007

PG&E Corporation Stock Fund	$400,320	$445,431
Fidelity managed funds	212,148	415,128
Total party-in-interest investments	$612,468	$860,559

7.	FEDERAL INCOME TAX STATUS

The Internal Revenue Service (“IRS”) has ruled that the RSP is a qualified tax-exempt plan under Section 401(a) and Section 401(k) of the Code.  Accordingly, no provision for federal income taxes has been recorded in the RSP’s financial statements.  Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) pre-tax participant contributions, (2) reinvested dividends, earnings, and interest income on both pre-tax and after-tax contributions, or (3) employer contributions, until the time that they withdraw such amounts from the RSP.

PG&E Corporation received a favorable tax determination letter from the IRS on March 3, 2003.  Accordingly, PG&E Corporation believes that the RSP is designed and continues to operate in accordance with the applicable requirements of the Code.

8.	SUBSEQUENT EVENTS

As communicated to the participants on June 15, 2009, effective July 13, 2009, participating employees will be able to pick from a revised and expanded array of funds to select the investment options that fit their unique needs, including choosing from a single diversified fund strategy to constructing a portfolio from thousands of available funds.

Effective March 1, 2009, participating employees may elect to contribute, through payroll deductions, from 1 to 50 percent of their Covered Compensation, subject to annual dollar maximums set by the Code.  In addition, participants age 50 and older are permitted to make an additional catch-up deferral contribution of between 1 and 50 percent of the participant’s Covered Compensation on a pre-tax basis subject to annual dollar maximums set by the Code.

Also effective March 1, 2009, all participating employees who elect to contribute to the RSP are immediately eligible for a matching employer contribution of 75 percent of their elective employee contributions up to 6 percent of Covered Compensation.

13

9.	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

(in thousands)	Year ended December 31,
	2008	2007
Statements of Net Assets Available for Benefits:
Net assets available for benefits per the financial statements	$1,712,996	$2,374,917
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	(28,895)	(1,406)
Net assets available for benefits per the Form 5500	$1,684,101	$2,373,511

Statements of Changes in Net Assets Available for Benefits:
(Decrease) increase in net assets per the financial statements	$(661,921)	$8,190
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	(27,489)	5,053
(Decrease) increase in net assets per the Form 5500	$(689,410)	$13,243

14

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

EIN       #: 94-3234914
PLAN  #: 001

FORM 5500, SCHEDULE H, PART IV, LINE 4i –
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 2008

(in thousands)	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment, Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost	Current Value

*	Participant loans	5.0% - 10.50%	$-	$19,263

(*) Represents party-in-interest, as defined under ERISA.

15

PG&E CORPORATION

RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

FINANCIAL STATEMENTS

AND SUPPLEMENTAL SCHEDULE

TOGETHER WITH REPORT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

YEARS ENDED DECEMBER 31, 2008 AND 2007

MORRIS, DAVIS AND CHAN LLP
Certified Public Accountants

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Statements of Net Assets Available for Benefits	2

Statements of Changes in Net Assets Available for Benefits	3

Notes to the Financial Statements	4-14

SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 2008

Form 5500, Schedule H, Part IV, Line 4i – Schedule of Assets Held for Investment Purposes	15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee
PG&E Corporation and Participants of
PG&E Corporation Retirement Savings Plan For Union-Represented Employees

We have audited the accompanying statement of net assets available for benefits of PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the Plan) as of December 31, 2008 and the related statement of changes in net assets available for benefits for the year then ended.  These financial statements are the responsibility of the Plan’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  The financial statements of the Plan as of December 31, 2007 were audited by other auditors whose report dated June 26, 2008 expressed an unqualified opinion on these statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2008, and the changes in net assets available for benefits for the year then ended in conformity with U.S. generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole.  The accompanying supplemental schedule of assets as of December 31, 2008 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  The supplemental schedule is the responsibility of the Plan’s management.  The supplemental schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Morris, Davis and Chan LLP

Oakland, California
June 24, 2009

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	As of December 31,
	2008	2007
ASSETS
Plan interest in Master Trust investments, at fair value	$2,035,416	$2,454,592
Participant loans (5,398 and 5,059 loans outstanding in 2008 and 2007, respectively, and interest rates ranging from 5.0% to 10.5% in both years)	45,942	40,171
Total investments, at fair value	2,081,358	2,494,763
LIABILITIES
Administrative expenses payable	38	-
Net assets reflecting all investments at fair value	2,081,320	2,494,763
Adjustment from fair value to contract value for fully benefit-responsive investment contracts (Note 2)	40,419	1,667
NET ASSETS AVAILABLE FOR BENEFITS	$2,121,739	$2,496,430

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	Year ended December 31,
	2008	2007
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment (Loss) Income:
Plan interest in Master Trust investment (loss) income	$(457,379)	$66,998
Contributions:
Employer	23,508	21,926
Participant	105,972	98,940
Total contributions	129,480	120,866
Total additions, net	(327,899)	187,864
DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	176,260	214,657
Administrative expenses	408	313
Total deductions	176,668	214,970
NET DECREASE BEFORE ASSET TRANSFERS	(504,567)	(27,106)
Asset transfers, net	129,876	29,276
NET (DECREASE) INCREASE	(374,691)	2,170
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	2,496,430	2,494,260
End of year	$2,121,739	$2,496,430

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN
FOR UNION-REPRESENTED EMPLOYEES

NOTES TO THE FINANCIAL STATEMENTS

1.      DESCRIPTION OF PLAN

The following is a brief description of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (“Union RSP” or the “Plan”).  The Union RSP Plan document (“Plan Document”) provides a more complete description of the Union RSP’s provisions.

General - The Union RSP is a defined contribution plan covering union-represented employees of PG&E Corporation and all companies owned by PG&E Corporation (collectively, “PG&E Corporation Group”), as designated by the Employee Benefit Committee (“EBC”). Pacific Gas and Electric Company had participants in this plan during 2008 and 2007.  The Union RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974, (“ERISA”), as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the administration and financial management of affiliated company employee benefit plans. The EBC provides corporate governance and administrative oversight of the Union RSP. The EBC retains Fidelity Management Trust Company as the Trustee of the Union RSP (“Trustee”).

The Union RSP participates with the PG&E Corporation Retirement Savings Plan (“RSP”), in the PG&E Corporation Retirement Savings Plan Master Trust (“Master Trust”), which holds the investment assets of both plans. The accompanying financial statements present the assets and liabilities of the Union RSP only.

Eligibility - Most union-represented employees of the PG&E Corporation Group are eligible to participate in the Union RSP.

Contributions - Participating employees may elect to contribute, through payroll deductions, from 1 to 20 percent of their covered compensation, as defined in the Plan Document (“Covered Compensation”). Participating employees’ Covered Compensation for purposes of the Union RSP is limited by the Internal Revenue Code (the “Code”), to $230,000 for the 2008 plan year and $225,000 for the 2007 plan year. These elective contributions can be on a pre-tax basis, on an after-tax basis, or on a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the Union RSP. Pre-tax contributions, earnings on pre-tax and after-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the Union RSP, as set forth by the regulations in the Code.

As provided by the Code, participant pre-tax contributions may not exceed $15,500 for the 2008 and 2007 plan years.  All Union RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant’s Covered Compensation or $46,000 for the 2008 plan year and $45,000 for the 2007 plan year. In addition, as provided by the Code, participants age 50 and older are permitted to make an additional catch-up deferral contribution of between 1 and 20 percent of the participant’s Covered Compensation on a pre-tax basis up to a maximum of $5,000 for the 2008 and 2007 plan years.

Matching employer contributions are made on behalf of all eligible employees who elect to contribute to the Union RSP. Effective October 1, 2003, matching employer contributions for participants are made in the following percentages according to years of service:

Length of Service	Matching Employer Contribution
Less than 1 year of service	No employer match

1 year or more but less than 3 years of service	50 percent of the participant’s pre-tax and/ or after-tax contributions up to 3 percent of the eligible employee’s covered compensation

3 years of service or more	50 percent of the participant’s pre-tax and/ or after-tax contributions up to 6 percent of the eligible employee’s covered compensation

Participant Accounts - Individual accounts are maintained for each participant in the Union RSP and each account is credited with the participant’s employee elective contributions, employer contributions, and an allocation of the net investment income and certain investment management fees of the Master Trust. Allocations of net investment income and fees are based on participant account balances, as defined in the Plan Document.

Vesting - Employer and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - The EBC is responsible for the selection of the Union RSP’s investment fund managers and the selection of the range of investment options. Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds’ day-to-day investment operations. Individual participants designate the way in which their contributions are invested and may generally change their investment designation at any time. Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account. The Union RSP also offers participants a broad array of approximately 200 mutual fund options that represent a variety of investment management styles and categories from more than 30 investment companies.  In addition, the RSP offers participants an option of investing in common/collective trusts.

The Union RSP also contains an Employee Stock Ownership Plan. This enables the Union RSP to pay any dividends when declared on the PG&E Corporation Stock Fund directly to participants. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Participant Loans - Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant’s account balance. Loans for general purposes have terms ranging up to 5 years and loans for the purchase of a primary residence have terms ranging up to 15 years. The loans are secured by the balance in the participant’s account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions and are returned to the participant’s account. Participants may have up to 3 outstanding loans at any time.

Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant’s account balance. The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later. Participants may also elect to roll all or a portion of their account balances into another qualified plan or account. Participants whose account balance is $1,000 or less must take a lump-sum distribution of their account balance. Participants whose account balance is $5,000 or less must either take a lump-sum distribution or rollover their account balance to another qualified plan or IRA. In the event of a participant’s death, the participant’s beneficiaries will receive the value of the participant’s account balance in a lump-sum payment, except as provided in the Plan Document. Participants must begin taking minimum distributions from the Union RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee. Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses - Certain costs of administering the Union RSP, including recordkeeping fees and certain expenses of the Trustee, are shared by the participating companies of the PG&E Corporation Group. Investment management fees are paid by participants and reduce the investment return reported.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to the participant’s account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the Union RSP participants and beneficiaries.

Plan Termination - The Board of Directors of PG&E Corporation reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA. In the event the Union RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

New Accounting Pronouncement - In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”  SFAS No. 157 also establishes a framework for measuring fair value and provides for expanded disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 (see Note 4 below).

Fully Benefit-Responsive Investments - As described in Financial Accounting Standards Board Staff Position AAG INV-1 and SOP 94-4-1, which amends SOP 94-4, “Reporting of Fully Benefit-Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined Contribution Health and Welfare and Pension Plans” (“FSP”), investment contracts held by a defined contribution plan are required to be reported at fair value.  Contract value, however, is the relevant measurement attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the RSP.  The Union RSP’s Statements of Net Assets Available for Benefits present the fully benefit-responsive investment contracts at fair value and an adjustment to reflect the contract value.

The investments in the Master Trust have been analyzed to determine if they meet the specified criteria included in the FSP to be considered fully benefit-responsive. The RSP Stable Value Fund (the “Fund”) was determined to meet the criteria (see Note 5 below).

Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies. Actual results could differ from these estimates.

Investment Valuation and Income Recognition - A participant’s interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The Union RSP’s investments (except for the Fund and Participant Loans) are stated at fair value based on published market quotations. Fair value for participating units is determined by quoted prices in active markets on the last business day of the plan year. The Union RSP values investments in the Fund at contract value after the adjustment from fair market value.  Participant loans are valued at amortized cost, which approximates fair value.

Certain Union RSP investment funds are composed of portfolios of stock and bond funds. The portfolios are rebalanced daily based on the funds’ desired investment strategies. The Union RSP’s investments essentially matched their target mixes as of December 31, 2008 and 2007.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Union RSP are allocated to the participant’s account each day based upon the account’s proportional share of the fund balance.

Interest income is recognized as it is earned.  Dividends are recorded on the ex-dividend date. Net appreciation or depreciation in the fair value of the Union RSP’s investments consists of: (1) the net change in unrealized appreciation or depreciation on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

Financial Investments with Off-Balance Sheet Risk - The EBC adopted a “Position Statement on Risk Management” that applies to the Master Trust. This statement recognizes that guidelines for certain plan investment managers allow the use of derivative instruments to achieve investment objectives. It is the investment manager’s responsibility to understand the potential impact of derivatives on the total portfolio under various market risk scenarios, and to comply with these guidelines. As with other marketable securities, all derivatives are in the custody of the Trustee and are valued daily. As of and during the years ended December 31, 2008 and 2007, the Union RSP and the Master Trust held no direct investments in derivative instruments.

Payment of Benefits - Benefit payments to participants are recorded upon distribution. There were no amounts allocated to the accounts of the participants who had elected to withdraw from the Union RSP but had not been paid at December 31, 2008 and 2007, respectively.

Reclassifications - Certain amounts in the prior year financial statements and notes have been reclassified to conform to current year presentation.

3.	MASTER TRUST INVESTMENTS

The Union RSP’s investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds. These Union RSP investment funds consist of various underlying investments.

The Union RSP utilizes various investment instruments, including mutual funds and common stock. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

The total Master Trust investments by major category and the Union RSP’s total share of these investments based on participant account balances are as follows:

(in thousands)	As of December 31,
	2008	2007
Mutual funds	$642,437	$1,076,203
Employer stock fund	1,093,739	1,203,651
Common/collective trusts	1,067,592	1,683,709
Fully benefit-responsive investment contracts	896,498	845,704
Investments at fair value	3,700,266	4,809,267
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	69,314	3,073
Total Master Trust investments	$3,769,580	$4,812,340
Total Master Trust investments by plan:
Union RSP	$2,075,835	$2,456,259
RSP	1,693,745	2,356,081
Total all plans	$3,769,580	$4,812,340

The net investment (loss) income of the Master Trust by major category and the Union RSP’s total share of this net investment (loss) income based on participant account balances are as follows:

(in thousands)	Year ended December 31,
	2008	2007
Net (depreciation) appreciation in fair value of investments:
Mutual funds	$(427,289)	$37,784
Employer stock fund	(111,600)	(104,723)
Common/collective trusts	(514,501)	101,981
Net (depreciation) appreciation in fair value of investments	(1,053,390)	35,042
Net appreciation in contract value of fully benefit-responsive investment contracts	40,104	26,030
Dividends	66,498	116,452
Other investment income	4,642	4,047
Total Master Trust investment (loss) income	$(942,146)	$181,571
Total Master Trust investment (loss) income by plan:
Union RSP	$(457,379)	$66,998
RSP	(484,767)	114,573
Total all plans	$(942,146)	$181,571

The following investments held by the Plan through the Master Trust represent 5% or more of the Plan’s net assets at December 31, 2008 and 2007:

	Year ended December 31,
(in thousands)	2008	2007
PG&E Corporation Stock Fund	$693,419	$758,220
RSP Large Company Stock Index Fund	253,901	419,281
RSP Stable Value Fund	563,194	460,357

4.	FAIR VALUE MEASUREMENTS

On January 1, 2008, the Union RSP adopted the provisions of SFAS No. 157, which defines fair value measurements and implements a hierarchical disclosure requirement.

SFAS No. 157 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date,” or the “exit price.”  Accordingly, an entity must now determine the fair value of an asset or liability based on the assumptions that market participants would use in pricing the asset or liability, not those of the reporting entity itself.  The identification of market participant assumptions provides a basis for determining what inputs are to be used for pricing each asset or liability.  Additionally, SFAS No. 157 establishes a fair value hierarchy which gives precedence to fair value measurements calculated using observable inputs to those using unobservable inputs.  Accordingly, the following levels were established for each input:

Level 1 :  “Inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.”

Level 2 :  “Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.”

Level 3 :  “Unobservable inputs for the asset or liability.”  These are inputs for which there is no market data available, or observable inputs that are adjusted using Level 3 assumptions.

The following table sets forth the fair value hierarchy by level of the recurring fair value of financial instruments as of December 31, 2008.  The financial instruments are classified based on the lowest level of input that is significant to the fair value measurement.  The assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

The fair value measurements of the financial instruments as of December 31, 2008, are as follows:

(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Mutual funds	$642,437	$-	$-	$642,437
Employer stock fund	-	-	1,093,739	1,093,739
Common/collective trusts	-	-	1,067,592	1,067,592
Fully benefit-responsive investment contracts	-	-	896,498	896,498
Total Master Trust Investments, at Fair Value	$642,437	$-	$3,057,829	$3,700,266

Non-Master Trust Investments:
Participant loans	$-	$-	$45,942	$45,942

The fair value measurements incorporate various factors required under SFAS No. 157 such as the credit standing of the counterparties involved, the applicable exit market, and specific risks inherent in the financial instrument.

The following is the description of the valuation methodologies used for the financial instruments at fair value:

·	Mutual funds are generally valued based on unadjusted prices in active markets for identical transactions. They are actively traded on a public exchange and are therefore considered Level 1 assets.

·
The employer stock fund, common/collective trusts, and fully benefit-responsive investment contracts are generally stated at estimated fair value as determined by the issuer based on the unit values of the funds.  Unit values are determined by dividing the fund’s net assets, which represent the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date.

·	Participant loans are valued at amortized cost.

Because access to the employer stock fund, common/collective trusts, fully benefit-responsive investment contracts, and participant loans is restricted and the funds are not traded on an active exchange, they are considered Level 3 assets.

Level 3 Rollfoward

The following tables are reconciliations of changes in fair value of financial instruments for the year ended December 31, 2008 that have been classified as Level 3 in the fair value hierarchy:

(in thousands)	Employer Stock Fund	Common/ Collective Trusts	Fully Benefit-Responsive Investment Contracts	Total
Balance at January 1, 2008	$1,203,651	$1,683,709	$845,704	$3,733,064
Realized gains (losses)	25,115	38,893	17,229	81,237
Unrealized gains (losses)	(136,715)	(553,394)	22,875	(667,234)
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	-	-	(66,241)	(66,241)
Purchases and settlements	1,688	(101,616)	76,931	(22,997)
Transfers in/out of Level 3	-	-	-	-
Balance at December 31, 2008	$1,093,739	$1,067,592	$896,498	$3,057,829

(in thousands)	Participant Loans
Balance at January 1, 2008	$40,171
Purchases and settlements	5,771
Balance at December 31, 2008	$45,942

5.	RSP STABLE VALUE FUND

The Master Trust holds investments in the Fund. The key objectives of the Fund are to provide preservation of principal, earn a reasonable interest crediting rate, and provide daily liquidity at contract value for participant withdrawals and transfers in accordance with the provisions of the Plan.

To accomplish these objectives, the Fund invests primarily in synthetic guaranteed investment contracts (“synthetic GICs”). Under the synthetic GICs structure, the Fund purchases wrapper contracts (“contracts”) primarily from insurance companies or other financial services institutions. The underlying investments in the contracts are owned by the Fund and held in trust for the plan participants. The realized and unrealized gains and losses on the underlying investments are amortized over the investments’ terms by adjustments to the future interest crediting rate, which is the rate earned by participants in the Fund for the underlying investments.

The future interest crediting rates for the contracts are affected by the level of market interest rates, the amount and timing of participant contributions, transfers and withdrawals, investment returns generated by the underlying investments, and the duration of the underlying investments. The issuer of the contracts provides assurance that adjustments to the interest crediting rate do not result in a future interest crediting rate that is less than zero.

The interest crediting rate is the guaranteed rate of return and is reset on a quarterly basis. The gains and losses in the market value of the underlying investments relative to the contracts’ value are presented in the Union RSP’s Statements of Net Assets Available for Benefits as the “Adjustment from fair value to contract value for fully benefit-responsive investment contracts.” The contracts provide for a minimum interest crediting rate of zero percent.

The following table provides a summary of the average yield of the synthetic GICs in the Master Trust at December 31, 2008 and 2007:

	Year ended December 31,
	2008	2007
Based on actual earnings (1)	5.93%	5.50%
Based on interest rate credited to participants (2)	3.87%	4.73%

(1) Computed by dividing the annualized one-day actual earnings of the Fund on the last day of the plan year by the fair value of the investments of the Fund on the same date.
(2) Computed by dividing the annualized one-day earnings credited to participants in the Fund on the last day of the plan year by the fair value of the investments of the Fund on the same date.

The events that would require the contracts to be withdrawn at fair value rather than contract value include termination of the Union RSP, a material adverse change to the provisions of the Union RSP, the investment manager or participant election to withdraw from a contract in order to replace the Fund with a different investment option, or failure of a successor plan's terms (in the event of the spin-off or sale of a division) to meet the contract issuer’s underwriting criteria for issuance of an identical contract. The events described above, which could result in the payment of benefits at market value rather than contract value, are not probable of occurring in the foreseeable future.

Events that would permit the issuer to terminate a contract upon short notice include the Union RSP’s loss of its qualified status, unresolved material breaches of responsibilities, or material adverse changes to the provisions of the Union RSP. If one of these events was to occur, the contract issuer could terminate at the market value of the underlying investments.

The RSP Stable Value Fund is comprised of the following contracts and underlying investments at December 31, 2008:

(in thousands)	Major Credit Ratings	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 04-022 Contract
Target 2 Fund		$71,285
Target 5 Fund		21,036
Intermediate Core Fund		42,579
Total	AAA/Aaa	134,900	$553	$11,537
ING Life & Annuity 60110 Contract
Target 2 Fund		42,573
Target 5 Fund		71,276
Intermediate Core Fund		21,034
Total	AAA/Aaa	134,883	191	11,535
NATIXIS Financial Products – CDC 1149-02 Contract
Target 2 Fund		71,397
Target 5 Fund		21,069
Intermediate Core Fund		42,645
Total	AAA/Aaa	135,111	-	11,555
Monumental MDA00819TR Contract
Target 2 Fund		71,459
Target 5 Fund		21,088
Intermediate Core Fund		42,683
Total	AAA/Aaa	135,230	320	11,565
State Street Bank 103094 Contract
Target 2 Fund		71,405
Target 5 Fund		21,072
Intermediate Core Fund		42,651
Total	AAA/Aaa	135,128	119	11,557
JP Morgan – APGE01 Contract
Target 2 Fund		71,459
Target 5 Fund		21,088
Intermediate Core Fund		42,683
Total	AAA/Aaa	135,230	383	11,565
Short-term investments	AAA/Aaa	84,450	-	-
TOTAL		$894,932	$1,566	$69,314

Union RSP		$521,862	$913	$40,419
RSP		373,070	653	28,895
Total all plans		$894,932	$1,566	$69,314

The RSP Stable Value Fund is comprised of the following contracts and underlying investments at December 31, 2007:

(in thousands)	Major Credit Ratings	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 04-022 Contract
Target 2 Fund		$70,807
Target 5 Fund		21,925
Intermediate Core Fund		42,320
Total	AAA/Aaa	135,052	$-	$512
ING Life & Annuity 60110 Contract
Target 2 Fund		70,806
Target 5 Fund		21,925
Intermediate Core Fund		42,320
Total	AAA/Aaa	135,051	-	513
NATIXIS Financial Products – CDC 1149-02 Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
Monumental MDA00819TR Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
State Street Bank 103094 Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
UBS AG 5183 Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
Short-term investments	AAA/Aaa	35,281	-	-
TOTAL		$845,704	$-	$3,073

Union RSP		$458,690	$-	$1,667
RSP		387,014	-	1,406
Total all plans		$845,704	$-	$3,073

6.      RELATED-PARTY TRANSACTIONS

Certain Union RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee.  The Union RSP also invests in PG&E Corporation common stock.  These transactions qualify as party-in-interest transactions under ERISA.

The party-in-interest transactions for the Union RSP comprised the following investments:

(in thousands)	Year ended December 31,
	2008	2007

PG&E Corporation Stock Fund	$693,419	$758,220
Fidelity managed funds	175,465	288,168
Total party-in-interest investments	$868,884	$1,046,388

7.	FEDERAL INCOME TAX STATUS

The Internal Revenue Service (“IRS”) has ruled that the Union RSP is a qualified tax-exempt plan under Section 401(a) and Section 401(k) of the Code.  Accordingly, no provision for federal income taxes has been recorded in the Union RSP’s financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) pre-tax participant contributions, (2) reinvested dividends, earnings, and interest income on both pre-tax and after-tax contributions, or (3) employer contributions, until the time that they withdraw such amounts from the Union RSP.

PG&E Corporation received a favorable tax determination letter from the IRS on March 17, 2004.  Accordingly, PG&E Corporation believes that the Union RSP is designed and continues to operate in accordance with the applicable requirements of the Code.

8.	SUBSEQUENT EVENTS

As communicated to the participants on June 15, 2009, effective July 13, 2009, participating employees will be able to pick from a revised and expanded array of funds to select the investment options that fit their unique needs, including choosing from a single diversified fund strategy to constructing a portfolio from thousands of available funds.

9.	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

(in thousands)	Year ended December 31,
	2008	2007
Statements of Net Assets Available for Benefits:
Net assets available for benefits per the financial statements	$2,121,739	$2,496,430
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	(40,419)	(1,667)
Net assets available for benefits per the Form 5500	$2,081,320	$2,494,763
Statements of Changes in Net Assets Available for Benefits:
(Decrease) increase in net assets per the financial statements	$(374,691)	$2,170
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	(38,752)	6,495
(Decrease) increase in net assets per the Form 5500	$(413,443)	$8,665

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

EIN       #: 94-3234914
PLAN  #: 002

FORM 5500, SCHEDULE H, PART IV, LINE 4i –
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 2008

(in thousands)	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment, Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost	Current Value

*	Participant loans	5.0% - 10.50%	$-	$45,942

(*) Represents party-in-interest, as defined under ERISA.